SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549




                                FORM 8-K




                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934




                   Date of Report:     March 25, 1996

                          COACHMAN INCORPORATED
         (Exact Name of Registrant as Specified in its Charter)

                                DELAWARE
             (State or Other Jurisdiction of Incorporation)

             1-9593                               73-1244422
     (Commission File Number)        (I.R.S. Employer Identification No.)

           301 NW 63rd ST., STE. 500, OKLAHOMA CITY, OK  73116
         (Address of Principal Executive Offices)     (Zip Code)

                              (405) 840-4667
            (Registrant's Telephone Number, Including Area Code)

                                     NONE
      (Former Name or Former Address, if Changed Since Last Report)





Item 4.   Changes in the Registrant's Certifying Account.

On December 21, 1995 Coachman Incorporated (the "Corporation"), the registrant, purchased Olympic Mills Corporation, which became the major asset of the Corporation. KPMG Peat Marwick LLP has been the Certifying Accountant for Olympic Mills Corporation. Upon recommendation of the Audit Committee and approval of the Board of Directors the Corporation, on March 21, 1996, engaged KPMG Peat Marwick LLP as its Certifying
Accountant commencing with the year ended December 31, 1995.

There were no disagreements with Sartain Fischbein & Company, the Corporation's previous Certifying Accountant.







March 21, 1996



Mr. Dennis Bradford
Coachman Incorporated
301 N.W. 63rd St., Ste. 500
Oklahoma City, OK  73116-7989

Dear Mr. Bradford:

This is to confirm that the client auditor relationship between Coachman Incorporated (Commission File Number 1-9593) and Sartain Fischbein & Co. has ceased.

Sincerely,

SARTAIN FISCHBEIN & CO.


Ralph Willie, Jr., CPA